Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
September 27, 2023	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
Revolution Medicines, Inc.	Houston	Singapore
700 Saginaw Drive	London	Tel Aviv
Redwood City, CA, 94063	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-4 of

Revolution Medicines, Inc.

To the addressee set forth above:

We have acted as special counsel to Revolution Medicines, Inc., a Delaware corporation (the “Company”), in connection with the registration of (i) up to 61,055,969 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”), to be issued pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 31, 2023, by and among the Company, Equinox Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, Equinox Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company and EQRx, Inc., a Delaware corporation (“EQRx”), (ii) up to 19,733,290 warrants which will convert automatically into warrants to acquire shares of Common Stock in accordance with the terms of the Merger Agreement (with such number to be adjusted in connection with the closing of the Merger Agreement), such warrants (the “Warrants”) having originally been issued by a warrant agreement dated April 6, 2021 by and between Continental Stock Transfer & Trust Company and EQRx (the “Warrant Agreement”), and (iii) up to 19,733,290 shares of Common Stock issuable upon exercise of the Warrants (with such number to be adjusted in connection with the closing of the Merger Agreement) (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”). The Securities are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 13, 2023 (Registration No. 333-274499) (as so filed and as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and with respect to the opinions set forth in numbered

September 27, 2023

paragraph 2 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable EQRx stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

2.

When the Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Warrant holders, and have converted into warrants to acquire shares of Common Stock in the manner contemplated by the Registration Statement and the Merger Agreement, all necessary corporate action will have been taken by the Company to authorize the conversion of the Warrants into warrants to acquire shares of Common Stock and the Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrants.

3.

When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Warrant holders, and have been issued by the Company upon exercise of the Warrants against payment therefor (not less than par value) in the manner contemplated by the Warrants and the Warrant Agreement, the issuance of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the delivery of any Shares, Warrants or Warrant Shares, as applicable, the Registration Statement will have been declared effective under the Act, that the registration will apply to all of the Shares, Warrants and Warrant Shares, and will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, Warrants or Warrant Shares, as applicable and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinions set forth in numbered paragraph 2 are subject to:

(i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

(ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and

September 27, 2023

(iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Warrants and the Warrant Agreement have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Warrants and the Warrant Agreement constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Warrants and the Warrant Agreement as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP